StimCell Energetics Engages Stonegate Capital Partners for Research Coverage and Institutional Investor Outreach

Vancouver, BC - March 19, 2026 - StimCell Energetics Inc. (OTCQB: STME) (“StimCell” or the “Company”), a biotech pioneer targeting cellular energy to enhance wellness, anti-aging, and longevity, is pleased to announce that it has engaged Stonegate Capital Partners, Inc. (“Stonegate”) to provide research coverage and institutional investor outreach services.

Pursuant to the Advisory Services Agreement effective March 12, 2026, Stonegate will deliver comprehensive services including quarterly updated research, ongoing investor relations consultation and representation and coordination of targeted institutional investor meetings.

As compensation for the initial twelve-month term, the Company will issue 250,000 shares of its common stock to Stonegate. Stonegate is a leading research and investor outreach firm with over 50 years in business, 100+ clients, and a proven track record of amplifying public company stories to a global audience through best-in-class targeting, analytics, a dedicated sales desk, and relationships with 750 investment firms and 1,250 individual contacts across 15 countries and 35 cities.

“We are happy to partner with Stonegate to elevate our visibility and build institutional ownership,” said David Jeffs, CEO of StimCell Energetics. “Their expertise in research coverage and direct outreach to mutual funds, investment managers and family offices will help us share the transformative potential of our eBalance® technology with a broader investor audience and support our long-term growth objectives.”

The shares issued to Stonegate are being issued pursuant to exemptions from the prospectus requirements of applicable Canadian securities laws and will be subject to a six-month hold period from the date of issuance. Such shares may not be traded in or from any jurisdiction in Canada except in compliance with the conditions set forth in Canadian Multilateral Instrument 51-105 Issuers Quoted in the U.S. Over-the-Counter Markets. The shares are also being issued pursuant to exemptions from the registration requirements of the United States Securities Act of 1933, as amended, and applicable state securities laws. Such shares may not be offered or sold except pursuant to an effective registration statement or an available exemption from the registration requirements thereof.

About StimCell Energetics Inc.

StimCell Energetics Inc. is a biotech company focused on the discovery, development and commercialization of therapeutic and non-therapeutic products that enhance cellular function, promote general wellness and alleviate health complications including, but not limited to: aging, insulin sensitivity, high blood pressure, neuropathy and kidney function. The Company’s main focus is on continued research and development of its eBalance® Technology and its eBalance® Home System.

On behalf of the Board of Directors of StimCell Energetics Inc.

David Jeffs

CEO, Director

For further information:

info@stimcell.com

www.StimCell.com.

Forward Looking Statements

This press release contains forward-looking statements. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects”, “intends”, “estimates”, “projects”, “anticipates”, “believes”, “could”, and other similar words. All statements addressing product performance, events, or developments that the Company expects or anticipates will occur in the future are forward-looking statements. Because the statements are forward-looking, they should be evaluated in light of important risk factors and uncertainties, some of which are described in the Company’s Quarterly, Annual and Current Reports filed with the United States Securities and Exchange Commission (the “SEC”). Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on Company’s forward-looking statements. Except as required by law, StimCell Energetics Inc. disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. No stock exchange, securities commission or other regulatory body has reviewed nor accepts responsibility for the adequacy or accuracy of this release. Investors are advised to carefully review the reports and documents that StimCell Energetics Inc. files from time to time with the SEC, including its Annual, Quarterly and Current Reports.